                                                                     Exhibit 2.3

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                  )
                                        )    Chapter 11
EXIDE TECHNOLOGIES, et al.,/1/          )
                                        )
                      Debtors.          )    Case No. 02-11125 (KJC)
                                        )    (Jointly Administered)

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              DEBTORS' FOURTH AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

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     Matthew N. Kleiman              Laura Davis Jones
     Jason D. Horwitz                James E. O'Neill
     Ross M. Kwasteniet              Kathleen Marshall DePhillips
     KIRKLAND & ELLIS LLP            PACHULSKI, STANG, ZIEHL,
     200 East Randolph Drive         YOUNG, JONES & WEINTRAUB
     Chicago, Illinois  60601        919 North Market Street
     (312) 861-2000                  P.O. Box 8705
                                     Wilmington, DE 19899
     Counsel for the Debtors and     (302) 652-4100
     Debtors in Possession
                                     Counsel for the Debtors and
                                     Debtors in Possession

Dated:  October 24, 2003

----------
/1/ The Debtors in these proceedings are: Exide Technologies f/k/a Exide Corporation; Exide Delaware, L.L.C.; Exide Illinois, Inc., RBD Liquidation, L.L.C., Dixie Metals Company and Refined Metals Corporation.

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW......1
   A.   Rules of Interpretation, Computation of Time and Governing Law........................1
   B.   Defined Terms.........................................................................1

ARTICLE II. ADMINISTRATIVE AND PRIORITY TAX CLAIMS...........................................11
   A.   Administrative Claims................................................................11
   B.   DIP Facility Claims..................................................................12
   C.   Priority Tax Claims..................................................................12

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS..........12
   A.   Summary..............................................................................12
   B.   Classification and Treatment of Claims and Equity Interests: Exide...................14
   C.   Classification and Treatment of Claims and Equity Interests: Subsidiary Debtors......17
   D.   Special Provision Governing Unimpaired Claims........................................19

ARTICLE IV. ACCEPTANCE OR REJECTION OF THE PLAN..............................................19
   A.   Voting Classes.......................................................................19
   B.   Acceptance by Impaired Classes.......................................................19
   C.   Presumed Acceptance of Plan..........................................................19
   D.   Presumed Rejection of Plan...........................................................19
   E.   Non-Consensual Confirmation..........................................................19

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN..............................................20
   A.   Restructuring........................................................................20
   B.   Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.......20
   C.   Cancellation of Old Notes and Equity Interests.......................................20
   D.   Source and Timing for Effective Date Plan Distributions and Discharge................21
   E.   Issuance of New Securities; Execution of Related Documents...........................21
   F.   Issuance of Stock of Reorganized Subsidiary Debtors to Reorganized Exide.............21
   G.   Corporate Governance, Directors and Officers, and Corporate Action...................21
   H.   Dismissal of Creditors Committee Adversary Proceeding and other Plan Settlements.....22
   I.   Sources of Cash for Plan Distribution................................................22
   J.   Private Company Status and Stock Transfer Limitations................................22
   K.   Payment of Agent Expenses............................................................23
   L.   Adoption of Company Incentive Plan...................................................23

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................23
   A.   Assumption of Executory Contracts and Unexpired Leases...............................23
   B.   Claims Based on Rejection of Executory Contracts or Unexpired Leases.................24
   C.   Cure of Defaults for Executory Contracts and Unexpired Leases Assumed................24
   D.   Indemnification of Directors, Officers and Employees.................................24
   E.   Compensation and Benefit Programs....................................................24

ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS..............................................25
   A.   Distributions for Claims Allowed as of the Effective Date............................25
   B.   Delivery and Distributions and Undeliverable or Unclaimed Distributions..............25
   C.   Timing and Calculation of Amounts to be Distributed..................................26
   D.   Minimum Distribution.................................................................26
   E.   Setoffs..............................................................................26

   F.   Surrender of Canceled Instruments or Securities......................................26
   G.   Failure to Surrender Canceled Instruments............................................26
   H.   Lost, Stolen, Mutilated or Destroyed Debt Securities.................................26

ARTICLE VIII. PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR
   EQUITY INTERESTS..........................................................................27
   A.   Resolution of Disputed Claims........................................................27
   B.   Allowance of Claims..................................................................28
   C.   Controversy Concerning Impairment....................................................28

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN................28
   A.   Condition Precedent to Confirmation..................................................28
   B.   Conditions Precedent to Consummation.................................................28
   C.   Waiver of Conditions.................................................................29
   D.   Effect of Non-occurrence of Conditions to Consummation...............................29

ARTICLE X. RELEASE, INJUNCTIVE AND RELATED PROVISIONS........................................29
   A.   Subordination........................................................................29
   B.   Releases by the Debtors..............................................................30
   C.   Releases by Holders of Claims........................................................30
   D.   Release of Foreign Subsidiary Borrowers and the Domestic Non-Debtor..................30
   E.   Exculpation..........................................................................31
   F.   Preservation of Rights of Action.....................................................31
   G.   Discharge of Claims and Termination of Equity Interests..............................32
   H.   Injunction...........................................................................33

ARTICLE XI. RETENTION OF JURISDICTION........................................................33

ARTICLE XII. MISCELLANEOUS PROVISIONS........................................................34
   A.   Effectuating Documents, Further Transactions and Corporation Action..................34
   B.   Dissolution of Committees............................................................34
   C.   Payment of Statutory Fees............................................................34
   D.   Letters of Credit....................................................................34
   E.   Modification of Plan.................................................................34
   F.   Revocation of Plan...................................................................34
   G.   Successors and Assigns...............................................................35
   H.   Reservation of Rights................................................................35
   I.   Section 1146 Exemption...............................................................35
   J.   Further Assurances...................................................................35
   K.   Service of Documents.................................................................35
   L.   Filing of Additional Documents.......................................................36

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              DEBTORS' FOURTH AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

--------------------------------------------------------------------------------

     Pursuant to Title 11 of the United States Code, 11 U.S.C. (S)(S) 101 et seq., the Debtors and Debtors-in-Possession in the above-captioned and numbered cases, hereby respectfully propose the following Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code:

                                   ARTICLE I.

                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

A.   Rules of Interpretation, Computation of Time and Governing Law

     1. For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference herein to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references herein to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits hereof or hereto; (e) the words "herein," "hereof" and "hereto" refer to the Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and
(h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

     2. In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply.

     3. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

B.   Defined Terms

     Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

     1. "10% Senior Notes" means the $300 million original principal amount 10% senior notes due April 15, 2005, issued pursuant to that certain indenture dated April 28, 1995, as amended from time to time, as between Exide and The Bank of New York as Trustee.

     2. "10% Senior Note Claims" means all Claims derived from or based upon the 10% Senior Notes.

     3. "10% Senior Note Indenture" means that certain indenture dated April 28, 1995, as amended from time to time, as between Exide and The Bank of New York, as trustee, pursuant to which the 10% Senior Notes were issued.

     4. "10% Senior Note Indenture Trustee" means The Bank of New York, as trustee under the 10% Senior Note Indenture.

     5. "10% Senior Note Indenture Trustee Charging Lien" means any lien or other priority for payment of any Indenture Trustee Fees due the Indenture Trustee under the 10% Senior Note Indenture, which the 10% Senior Note Indenture Trustee is entitled pursuant to the 10% Senior Note Indenture against all money or property held or collected by the 10% Senior Note Indenture Trustee, including, but not limited to, distributions to be made to holders of Allowed 10% Senior Note Claims.

     6. "10% Senior Note Indenture Trustee Fees" means the reasonable fees and expenses incurred by the Indenture Trustee from and after the Petition Date through the Effective Date in connection with the Chapter 11 Cases, including the reasonable fees and expenses of its agents and counsel, in accordance with the terms of the Senior Note Indenture.

     7. "2.9% Convertible Notes" means the $367.9 million original principal amount 2.9% senior convertible subordinated notes due December 15, 2005, issued pursuant to that certain indenture dated December 15, 1995, as amended from time to time, as between Exide, as issuer, and The Bank of New York, as trustee.

     8. "2.9% Convertible Note Claims" means all Claims derived from or based upon the 2.9% Convertible Notes.

     9. "Adequate Protection Superpriority Claims" has the meaning set forth in the Final DIP Order.

     10. "Administrative Claim" means a Claim for costs and expenses of administration under section 503(b), 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the businesses of Debtors (such as wages, salaries or commissions for services and payments for goods and other services and lease obligations); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise; (c) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. (S)(S) 1911-1930; and (d) any Claim afforded priority status under section 503(b), 507(a)(1), 507(b), or 1114(e)(2) of the Bankruptcy Code pursuant to Final Order of the Bankruptcy Court.

     11. "Affiliate" means any Entity that is an affiliate of the Debtors or Reorganized Debtors within the meaning of section 101(2) of the Bankruptcy Code.

     12. "Agent" means Credit Suisse First Boston in its capacity as administrative agent under the Prepetition Credit Facility.

     13. "Agent Expenses" means the reasonable fees and expenses incurred after the Petition Date by the legal, accounting, financial, and other advisors to the Agent and Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.), in its capacity as syndication agent under the Prepetition Credit Facility, including Alvarez & Marsal, Shearman & Sterling LLP, Richards Layton & Finger and other foreign counsel and advisors to the Agent.

     14. "Allowed" means, with respect to any Claim or Equity Interest, except as otherwise provided herein: (a) a Claim or Equity Interest that has been scheduled by Debtors in their schedules of liabilities as other than disputed, contingent or unliquidated and as to which Debtors or other party in interest has not Filed an objection by the Claims Objection Bar Date; (b) a Claim or Equity Interest that either is not a Disputed Claim or Equity Interest or has been allowed by a Final Order; (c) a Claim or Equity Interest that is allowed:
(i) in any stipulation of amount and nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation with Debtors of amount and nature of Claim or Equity Interest executed on or after the Confirmation Date; or (iii) in or pursuant to any contract, instrument, indenture or other agreement entered into or assumed in connection herewith; (d) a Claim or Equity Interest relating to a rejected executory contract or unexpired lease that either (i) is not a Disputed Claim or Equity Interest or (ii) has been allowed by a Final Order, in either case only if a proof of Claim or Equity Interest has been Filed by the Claims Objection Bar Date or has otherwise been deemed timely Filed under applicable law; or (e) a Claim or Equity Interest that is allowed pursuant to the terms hereof.

     15. "Allowed ... Claim" means an Allowed Claim in the particular Class described.

     16. "Allowed Equity Interest" means an Allowed Equity Interest in the particular Class described.

     17. "Amended Prepetition Foreign Credit Agreement" means that certain credit agreement which shall govern the Prepetition Foreign Secured Claims of Option B Electors (if any), effective as of the Effective Date, substantially in the form contained in the Plan Supplement, and containing terms materially consistent with the Amended Prepetition Foreign Credit Agreement Term Sheet.

     18. "Amended Prepetition Foreign Credit Agreement Term Sheet" means that certain term sheet attached hereto as Exhibit A.

     19. "Ballots" mean the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims entitled to vote shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

     20. "Bankruptcy Code" means Title I of the Bankruptcy Reform Act of 1978, as amended from time to time, as set forth in sections 101 et seq. of Title 11 of the United States Code, and applicable portions of Titles 18 and 28 of the United States Code.

     21. "Bankruptcy Court" means the United States District Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of Title 28 of the United States Code and/or the General Order of such District Court pursuant to section 151 of title 28 of the United States Code, the bankruptcy unit of such District Court.

     22. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. (S) 2075 and the General, Local and Chambers Rules of the Bankruptcy Court.

     23. "Beneficial Holder" means the Person or Entity holding the beneficial interest in a Claim or Equity Interest.

     24. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     25. "Cash" means legal tender of the United States of America or the equivalent thereof, including bank deposits, checks and Cash Equivalents.

     26. "Cash Equivalents" means equivalents of Cash in the form of readily marketable securities or instruments issued by a Person, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody's rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one
(1) year, at the then best generally available rates of interest for like amounts and like periods.

     27. "Causes of Action" mean all Claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims (including, but not limited to, all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other entities under the Bankruptcy Code, including sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code or otherwise) of the Debtors, the Debtors in Possession, and/or the Estates (including, but not limited to, those actions listed in the Plan Supplement) that are or may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date against any entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

     28. "Chapter 11 Cases" means the above-captioned chapter 11 proceedings filed by the Debtors with case numbers 02-11125 through 02-11128, 02-13449 and 02-13450, and jointly administered under case number 02-11125.

     29. "Claim" means a claim (as defined in section 101(a)(5) of the Bankruptcy Code) against a Debtor, including, but not limited to: (a) any right to payment from a Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     30. "Claim Holder" or "Claimant" means the Holder of a Claim.

     31. "Claims Objection Bar Date" means the deadline for the Debtors, Reorganized Debtors or any other Person or Entity to file an objection to the allowance of any Claim, which shall be 120 days after the Effective Date.

     32. "Class" means a category of Holders of Claims or Equity Interests as set forth in Article III hereof.

     33. "Class P3 Election B Distribution" means New Exide Preferred Stock having a value equal to the Prepetition Domestic Secured Claims Liquidation Value plus $1.00.

     34. "Class P4-A Cash Pool" means Cash in the amount of $4,400,000.00; provided, however, that such amount shall be decreased in the event the aggregate amount of Allowed Class P4-A Non-Noteholder General Unsecured Claims, after final determination by the Bankruptcy Court, is less than the estimate of Class P4-A Non-Noteholder General Unsecured Claims as set forth in the section of the Disclosure Statement entitled "SUMMARY--Treatment of Claims and Equity Interests" such that the Pro Rata percentage recovery by Holders of Class P4-A Non-Noteholder General Unsecured Claims is equivalent to the Pro Rata percentage recovery of Holders of Class P4-B 10% Senior Note Claims.

     35. "Class P4 Cash Pool Excess" means that amount of Cash, if any, that the Class P4 Cash Pool is decreased so that the Pro Rata percentage recovery by Holders of Class P4-A Non-Noteholder General Unsecured Claims is equivalent to the Pro Rata percentage recovery of Holders of Class P4-B 10% Senior Note Claims.

     36. "Committees" means, collectively, the Creditors Committee and the Equity Committee.

     37. "Company Incentive Plan" means the post-Effective Date incentive compensation plan to be adopted on or shortly after the Effective Date, as such plan may be modified or supplemented in accordance with its terms.

     38. "Confirmation" means the entry of the Confirmation Order, subject to all conditions specified in Article IX.A hereof having been (a) satisfied or (b) waived pursuant to Article IX.C hereof.

     39. "Confirmation Hearing" means the hearing at which the Confirmation Order is considered by the Bankruptcy Court.

     40. "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     41. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     42. "Consummation" means the occurrence of the Effective Date.

     43. "Creditor" means any Holder of a Claim.

     44. "Creditors Committee" means the official committee of unsecured creditors appointed in these Chapter 11 Cases.

     45. "Creditors Committee Adversary Proceeding" means that certain adversary proceeding filed in the Bankruptcy Court by the Creditors Committee and R2 Investments, LDC against Credit Suisse First Boston and Salomon Smith Barney, Inc., designated as Adversary Proceeding Number 03-50134 (KJC).

     46. "Debt at Emergence" means, as of the Effective Date: (a) the borrowings under the Exit Facility, plus (b) the amount of "Other" debt as described in Exide's publicly filed financial statements, plus (c) the Allowed value of the Prepetition Foreign Secured Claims of Option B Electors, less (d) $44.5 million.

     47. "Debtor" means one of the Debtors, in its individual capacity, as a debtor in these Chapter 11 Cases.

     48. "Debtor in Possession" means one of the Debtors in Possession, in its individual capacity, as debtor in possession in these Chapter 11 Cases.

     49. "Debtors" means, collectively, the Initial Debtors and the Subsequent Debtors.

     50. "Debtors in Possession" means the Debtors, as debtors in possession in these Chapter 11 Cases.

     51. "DIP Facility" means that $250 million secured super priority debtor in possession credit agreement dated as of April 15, 2002, as amended from time to time, among Exide and certain of its subsidiaries as debtors in possession, as borrowers, certain subsidiaries of the borrowers as guarantors, Citicorp USA, Inc. as administrative agent, and the lenders and issuers from time to time party thereto.

     52. "DIP Facility Claims" means Claims derived from or based upon the DIP Facility.

     53. "Disclosure Statement" means the Second Amended Disclosure Statement for Debtors' Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated September 8, 2003, together with all exhibits, schedules and supplements thereto, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3018 and/or other applicable law.

     54. "Disputed" means, with respect to any Claim or Equity Interest, any Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent; (b) as to which a Debtor or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or (c) is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

     55. "Distributable Equity Value" means $950 million less the sum of (a) Debt at Emergence plus (b) the value of the consideration reserved for the Company Incentive Plan.

     56. "Distribution Record Date" means the date for determining, in the case of the Prepetition Credit Facility Claims or registered securities, which Holders of Claims are eligible to receive distributions hereunder, and shall be the Confirmation Date.

     57. "Dixie Metals" means Dixie Metals Company, a Delaware corporation.

     58. "Domestic Non-Debtor" means GNB Battery Technologies Japan, Inc., a Delaware corporation.

     59. "Effective Date" means the date selected by the Debtors which is a Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Article IV hereof have been (i) satisfied or (ii) waived pursuant to Article IX.C. hereof.

     60. "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

     61. "Equity Committee" means the official committee of equity security holders appointed in these Chapter 11 Cases.

     62. "Equity Interest" means any equity interest in a Debtor, including, but not limited to, all issued, unissued, authorized or outstanding shares or stock, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

     63. "Estate" means the estate of a Debtor created by section 541 of the Bankruptcy Code upon the commencement of its respective Chapter 11 Case.

     64. "European Contingent Asset Sales Proceeds" means an amount in Cash, if any, not to exceed $10,000,000 in any circumstances, from either or both of (a) the net sales proceeds from the sale of the Caslnuovo property, and (b) the net sales proceeds from the sale of the European smelters, in each instance payable on or as soon as practicable after the closing of such transaction; provided, that if the net sales proceed from the sale of the Caslnuovo property are at least (euro)8,000,000, the European Contingent Asset Sales Proceeds shall be deemed to include an additional amount of Cash, if any, such that the European Contingent Asset Sales Proceeds shall equal $10,000,000.

     65. "Exchange Notes" mean the notes issued by Exide substantially in the form contained in the Plan Supplement, which shall be Allowed Administrative Claims secured by a pledge of the Prepetition Foreign Secured Claims that are exchanged for the notes.

     66. "Exide" means Exide Technologies, f/k/a Exide Corporation, a Delaware corporation.

     67. "Exide BV" has the meaning set forth in Article V.A hereof.

     68. "Exide CV" has the meaning set forth in Article V.A. hereof.

     69. "Exide Delaware" means Exide Delaware, L.L.C., a Delaware limited liability company.

     70. "Exide Holding III" has the meaning set forth in Article V.A hereof.

     71. "Exide Holding Asia" has the meaning set forth in Article V.A hereof.

     72. "Exide Holding Europe" has the meaning set forth in Article V.A hereof.

     73. "Exide Illinois" means Exide Illinois, Inc., a Pennsylvania corporation.

     74. "Exide Operating" has the meaning set forth in Article V.A. hereof.

     75. "Exit Facility" means a post-Consummation credit facility, substantially in the form contained in the Plan Supplement, in an amount sufficient to (a) fund the Debtors' Cash payment obligations under the Plan and
(b) provide for the Debtors' projected minimum Cash reserve requirements on and after the Effective Date.

     76. "File" or "Filed" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

     77. "Final Decree" means the decree contemplated under Bankruptcy Rule
3022.

     78. "Final DIP Order" means the "Final Order Authorizing the Debtors In Possession to Enter into Post-Petition Credit Agreement and Obtain Post-Petition Financing Pursuant to Section 363 and 364 of the Bankruptcy Code, Providing Adequate Protection, and Granting Liens, Security Interests and Super-Priority Claims" entered by the Bankruptcy Court on May 10, 2002.

     79. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

     80. "Foreign Asset Sales" has the meaning set forth in the Intercreditor and Subordination Agreement.

     81. "Foreign Subsidiary Borrowers" means Exide Holding Europe S.A., Compagnie Europeenne D'Accumulateurs S.A., Euro Exide Corporation Limited, Sociedad Espanola del Acumulador Tudor S.A., Tudor A.B., CMP Batterijen B.V., CMP Batteries Limited, Deutsche Exide Standby GMBH, Deutsche Exide GMBH and Mercolec Tudor B.V., Exide Italia S.R.L., Industria Composizioni Stampate, SpA, Fulmen Iberica S.L., CMP Batterijen N.V., Exide Automotive Batterie GMBH, Hagen Batterie AG, Hagen Batterijen B.V., Electro Mercantil Industrial S.L., Exide (Dagenham) Limited, Exide France S.A.S., Fulmen UK Limited, Exide Automotive S.A., Sociedade Portuguesa do Acumulador Tudor S.A., Exide Danmark A/S, Exide Batterier AB, Centra S.A., Exide Sonnak A/S, Exide Automotive B.V., Exide Batteries Limited, B.I.G. Batteries Limited, Exide Lending Limited, Exide Holdings Limited, Exide Technologies Holding BV, Exide Holding Asia PTE Limited, GNB Technologies (China) Limited, Exide Singapore PTE Limited, Exide Australia PTY Limited, Exide Technologies Limited, Exide Canada Inc., and 1036058 Ontario Inc.

     82. "General Unsecured Claim" means any Claim against a Debtor that is not an Administrative Claim, DIP Facility Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, Prepetition Credit Facility Claim or 2.9% Convertible Note Claim.

     83. "Holder" and collectively, "Holders" mean a Person or Entity holding an Equity Interest or Claim, including a holder.

     84. "Impaired" means with respect to any Class of Claims or Equity Interests, which Claims or Equity Interests will not be paid in full upon the effectiveness of this Plan or will be changed by the reorganization effectuated hereby.

     85. "Impaired Claim" means a Claim classified in an Impaired Class.

     86. "Impaired Class" means each of Classes P3, P4, P5, P6, S3, S4 and S5 as set forth in Article III hereof.

     87. "Initial Debtors" means, collectively, Exide; Exide Delaware; Exide Illinois, and RBD Liquidation, having Filed voluntary chapter 11 petitions on the Initial Petition Date.

     88. "Initial Petition Date" means April 15, 2002.

     89. "Intercreditor and Subordination Agreement" means that certain intercreditor and subordination agreement dated April 15, 2002, among Citicorp USA, Inc. as agent for the DIP Facility, the Agent, certain affiliates of Exide and certain other signatories thereto.

     90. "Letter of Credit" means a letter of credit issued pursuant to the Prepetition Credit Facility.

     91. "Liquidity Event" means the earliest to occur of (a) a refinancing of the Exit Facility in connection with or with a contemplated distribution of a portion of the refinancing proceeds to or on account of the Holders of New Exide Preferred Stock, (b) a sale of all or material assets of New Exide in conjunction with or with a contemplated distribution of a portion of the sale proceeds to or on account of the Holders of New Exide Preferred Stock, and (c) an initial public offering of New Exide.

     92. "Liquidity Event Distribution" means an amount of Cash equal to $20,000,000 minus the amount of European Contingent Asset Sale Proceeds, if any, paid to the Option A Electors as of the date of a Liquidity Event, payable on or as soon as practicable after the occurrence of a Liquidity Event.

     93. "Master Ballots" mean the master ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Impaired Equity Interests shall indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions.

     94. "Merger" means the meger of Exide into Exide Operating, as set forth in
Article V.A.

     95. "New By-laws" means the by-laws of the Reorganized Debtors, substantially in the forms contained in the Plan Supplement.

     96. "New Exide" means a corporation to be incorporated under the laws of the State of Delaware.

     97. "New Exide Board of Directors" means the board of directors of New Exide, determined according to the New Exide Shareholder Agreement.

     98. "New Exide By-laws" means the by-laws of New Exide, substantially in the form contained in the Plan Supplement.

     99. "New Exide Certificate of Incorporation" means the certificate of incorporation of New Exide, substantially in the form contained in the Plan Supplement.

     100. "New Exide Common Stock" means the shares of New Exide's common stock, par value $.01 per share, to be authorized pursuant to the New Exide Certificate of Incorporation of which 200,000 shares shall be initially issued, which initially issued shares represent, as of the Effective Date, 0.8% of New Exide's common stock taking into consideration the New Exide Preferred Stock Conversion Election on a fully-exercised basis, subject to dilution pursuant to the Company Incentive Plan; provided, however, that the percentage which the New Exide Common Stock represents on a fully-exercised basis, prior to dilution pursuant to the Company Incentive Plan, shall be decreased in the event the aggregate amount of Allowed Class P4-A Non-Noteholder General Unsecured Claims, after final determination by the Bankruptcy Court, is greater than the estimate of Class P4-A Non-Noteholder General Unsecured Claims as set forth in the section of the Disclosure Statement entitled "SUMMARY--Treatment of Claims and Equity Interests" such that the Pro Rata percentage recovery by Holders of Class P4-B 10% Senior Note Claims is equivalent to the Pro Rata percentage recovery of Holders of Class P4-A Non-Noteholder General Unsecured Claims. The New Exide Common Stock will be subject to certain transfer restrictions in order to maintain New Exide's status as a non-reporting company under the Securities and Exchange Act.

     101. "New Exide Preferred Stock" means the shares of series A convertible preferred stock in New Exide (the number of which shall be equal to 99.2% of the Distributable Equity Value divided by 1,000, rounded to the nearest whole number) to be authorized by the New Exide Certificate of Incorporation and governed by the New Exide Shareholder Agreement, which may be subject to dilution pursuant to the Company Incentive Plan.

     102. "New Exide Preferred Stock Conversion Election" means the right pursuant to the terms and conditions set forth in the New Exide Certificate of Incorporation of Holders of New Exide Preferred Stock to convert their shares of New Exide Preferred Stock into shares of New Exide Common Stock representing 99.2% of New Exide's common stock, as of the Effective Date, which may be subject to dilution pursuant to the Company Incentive Plan; provided, however, that that the percentage which the New Exide Preferred Stock represents on a fully-exercised basis, prior to dilution pursuant to the Company Incentive Plan, shall be increased in the event the aggregate amount of Allowed Class P4-A Non-Noteholder General Unsecured Claims, after final determination by the Bankruptcy Court, is greater than the estimate of Class P4-A Non-Noteholder General Unsecured Claims as set forth in the section of the Disclosure Statement entitled "SUMMARY--Treatment of Claims and Equity Interests" such that the Pro Rata percentage recovery by Holders of Class P4-B 10% Senior Note Claims is equivalent to the Pro Rata percentage recovery of Holders of Class P4-A Non-Noteholder General Unsecured Claims.

     103. "New Exide Preferred Stock Term Sheet" means that certain term sheet governing the New Exide Preferred Stock, attached hereto as Exhibit B.

     104. "New Exide Shareholder Agreement" means that certain shareholder agreement governing the New Exide Preferred, substantially in the form contained in the Plan Supplement, containing terms materially consistent with the New Exide Shareholder Agreement Term Sheet.

     105. "New Exide Shareholder Agreement Term Sheet" means that certain term sheet describing governance and related provisions for the New Exide Preferred Stock, attached hereto as Exhibit C.

     106. "New Organizational Documents" means (a) those certificates of incorporation to be filed with the Secretary of State for the State of Delaware by Reorganized Exide, Reorganized Dixie Metals, and Reorganized

Refined Metals, (b) the certificate of incorporation to be filed with the Secretary of State for the State of Pennsylvania by Reorganized Exide Illinois, and (c) the certificates of formation to be filed with the Secretary of State for the State of Delaware by Exide Delaware and RBD Liquidation, along with the operating agreements or limited liability company agreements for Exide Delaware and RBD Liquidation, whether or not filed.

     107. "Nominee" means any Beneficial Holder whose securities were registered or held of record in the name of his broker, dealer, commercial bank, trust company, savings and loan or other nominee.

     108. "Non-Noteholder General Unsecured Claims" means all General Unsecured Claims that are not 10% Senior Note Claims.

     109. "Old Notes" means, collectively, the 10% Senior Notes and the 2.9% Convertible Notes.

     110. "Option A Electors" means those Holders of Prepetition Credit Facility Claims, if any, who chose the Class P3 Election A, pursuant to Article III.B.3 hereof.

     111. "Option B Electors" means those Holders of Prepetition Credit Facility Claims, if any, who chose the Class P3 Election B, pursuant to Article III.B.3 hereof.

     112. "Other Priority Claims" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

     113. "Other Secured Claims" means any and all Secured Claims against the Debtors not specifically described herein.

     114. "Person" means a person as defined in section 101(41) of the Bankruptcy Code.

     115. "PITWD Claims" means those Claims against the Debtors based on or derived from allegations of personal injury tort or wrongful death, within the meaning of 28 U.S.C. 157(b)(5).

     116. "Plan" means this Fourth Amended Joint Plan of Reorganization, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

     117. "Plan Supplement" means the compilation of documents and forms of documents, schedules and exhibits to be Filed not less than 10 days prior to the hearing on the Confirmation Hearing, as it may be altered, amended, modified or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and the Bankruptcy Rules.

     118. "Prepetition Credit Facility" means that certain amended and restated credit and guarantee agreement dated September 29, 2000, as amended from time to time, among Exide and certain borrowing subsidiaries and certain guarantors and the Agent and certain other parties thereto.

     119. "Prepetition Credit Facility Claims" means all Claims of any Person
(i) derived from or based upon the Prepetition Credit Facility and all documents relating thereto, including the Prepetition Domestic Secured Claims, Prepetition Foreign Secured Claims and the Prepetition Credit Facility Swap Claim, (ii) derived from or based upon any guaranty of the obligations under the Prepetition Credit Facility and all documents relating thereto and (iii) arising under or in connection with the Final DIP Order and derived from or based upon the Prepetition Credit Facility and all documents relating thereto.

     120. "Prepetition Credit Facility Swap Claim" means the Claim based upon the $60,000,000 two-year interest rate swap with Exide dated as of October 20, 2000.

     121. "Prepetition Domestic Secured Claims" means all Prepetition Credit Facility Claims that are not Prepetition Foreign Secured Claims.

     122. "Prepetition Domestic Secured Claims Liquidation Value" means the value available for distribution to Holders of Prepetition Domestic Secured Claims as of the Effective Date if the Debtors were liquidated under chapter 7 of the Bankruptcy Code, as set forth in the section of the Disclosure Statement entitled "LIQUIDATION ANALYSIS" and within the meaning of section 1129(a)(7)(A)(ii) of the Bankruptcy Code.

     123. "Prepetition Foreign Secured Claims" means all Prepetition Credit Facility Claims as to which any of the Foreign Subsidiary Borrowers are obligors.

     124. "Prepetition Lenders" means those Persons party to the Prepetition Credit Facility as lenders thereunder.

     125. "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

     126. "Professional", or collectively "Professionals" means a Person or Entity (a) employed pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

     127. "Pro Rata" means the proportion that an Allowed Claim or an Allowed Equity Interest bears to the aggregate amount of Allowed Claims or the aggregate amount of Allowed Equity Interests in such Class or subclass, as applicable.

     128. "Purported Lease" means one of the contracts at issue in the Recharacterization Adversary Proceeding.

     129. "Purported Lessor" means the defendants in the Recharacterization Adversary Proceeding.

     130. "Recharacterization Adversary Proceeding" means that certain adversary proceeding filed by the Debtors in the Bankruptcy Court on March 24, 2003, docketed as adversary proceeding number 03-51952 (KJC).

     131. "Registration Rights Agreement" means an agreement to be entered into by Reorganized Exide and New Exide for the benefit of holders of New Exide Preferred Stock, substantially in the form set forth in the Plan Supplement.

     132. "Releasees" means the Debtors and their Affiliates, the Reorganized Debtors and each of their Affiliates, the Creditors Committee, the Equity Committee, the Agent, the Option A Electors and all officers, directors, members, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of each of the foregoing, whether current or former, in each case in their capacity as such, and only if serving in such capacity on the Initial Petition Date or thereafter.

     133. "Reorganized Debtor" means any Debtor and Debtor in Possession, or any successor thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

     134. "Reorganized Debtors" means the Debtors and Debtors in Possession, or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

     135. "Reorganized Exide" means Exide or any successors thereto, by merger (including Exide Operating), consolidation, or otherwise, on and after the Effective Date.

     136. "Reorganized Subsidiary Debtors" means the Subsidiary Debtors, or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

     137. "RBD Liquidation" means RBD Liquidation L.L.C., a Delaware limited liability company.

     138. "Refined Metals" means Refined Metals Corporation, a Delaware corporation.

     139. "Schedules" mean the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs as the Bankruptcy Court requires the Debtors to File pursuant to section 521 of the

Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time.

     140. "Secured Claim" means (a) a Claim that is secured by a lien on property in which the Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim.

     141. "Securities Act" means the Securities Act of 1933, 15 U.S.C. sections 77a-77aa, as now in effect or hereafter amended, or any similar federal, state or local law.

     142. "Securities and Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     143. "Solicitation Order" means an order of the Bankruptcy Court (a) approving the adequacy of the Disclosure Statement and (b) establishing certain solicitation and voting procedures, dates and deadlines.

     144. "Standstill Agreement" means that certain Standstill Agreement and Fifth Amendment to the Credit Agreement dated as of April 15, 2002, as amended, among Exide and certain borrowing subsidiaries and certain guarantors and the Agent and certain other parties thereto.

     145. "Subsequent Debtors" means Dixie Metals and Refined Metals, having Filed voluntary chapter 11 petitions on the Subsequent Petition Date.

     146. "Subsequent Petition Date" means November 21, 2002.

     147. "Subsidiary Debtors" means Exide Delaware; Exide Illinois, RBD Liquidation, Dixie Metals and Refined Metals.

     148. "Unimpaired Claims" means Claims in an Unimpaired Class.

     149. "Unimpaired Class" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

     150. "Unknown Causes of Action" has the meaning set forth in Article X.F.1 below.

     151. "Voting Deadline" means the date stated in the Voting Instructions by which all Ballots must be received.

     152. "Voting Instructions" mean the instructions for voting on the Plan contained in the Solicitation Order, in the section of the Disclosure Statement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots and the Master Ballots.

                                   ARTICLE II.

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

A.   Administrative Claims

     Subject to the provisions of section 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date,
(ii) or if such Claim is Allowed after the Effective Date, on the date such Claim is Allowed, or (iii) upon such other terms as may be agreed upon by such Holder and Reorganized Debtor or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by a Debtor pursuant hereto will be assumed on the Effective Date and paid or performed by such Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations. The Holders of Allowed Adequate Protection Superpriority Claims, if any, will receive on account of such Claims the treatment set forth for Class P3 in Article III.B.3 below.

In the event and to the extent that any Holder receives payment of any Allowed Adequate Protection Superpriority Claims separate from the Class P3 treatment, such payment shall reduce, on a dollar for dollar basis, such Holder's distribution of the $15,000,000 cash fund, the European Contingent Asset Sales Proceeds, and the Liquidity Event Distribution otherwise set for distribution to Class P3 Creditors.

B.   DIP Facility Claims

     Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, Allowed DIP Facility Claims will be paid in full in Cash on the later of
(i) the Effective Date or (ii) the date on which, in Reorganized Exide's sole discretion, sufficient proceeds from the Exit Facility become available to repay the Allowed DIP Facility Claims.

C.   Priority Tax Claims

     On the Effective Date or as soon as practicable thereafter, each Holder of a Priority Tax Claim due and payable on or prior to the Effective Date shall be paid, at the option of the respective Reorganized Debtor, (a) Cash in an amount equal to the amount of such Allowed Claim, or (b) Cash over a six-year period from the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy Code, with interest payable at a fixed rate determined as of the Confirmation Date by the formula provided in section 6621(a)(2) of the Internal Revenue Code and compounded daily (as provided in section 6622 of the Internal Revenue Code), provided, however, that tax obligations owed to the Missouri Department of Revenue shall be paid at a rate of 5% annual interest. Any deferred payments made pursuant to section 1129(a)(9)(C) of the Bankruptcy Code shall be by equal quarterly Cash payments beginning on the first day of the calendar month following the Effective Date, and following on the first day of each third calendar month thereafter, as necessary. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (x) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (y) survive the Effective Date and Consummation of the Plan as if the Chapter 11 Cases had not been commenced, and (z) not be discharged pursuant to section 1141 of the Bankruptcy Code. In accordance with section 1124 of the Bankruptcy Code, and notwithstanding any other provision of the Plan to the contrary, the Plan shall leave unaltered the legal, equitable, and contractual rights of each Holder of a Priority Tax Claim. If the Reorganized Debtors substantially default on the payments of a tax due to a local, state or federal taxing authority under this Plan, then the total amount still owed to such local, state or federal taxing authority under this Plan shall become due and payable, and such local, state or federal taxing authority may collect such amount as otherwise permitted under nonbankruptcy law. In this context, "substantial default" shall mean that the Reorganized Debtors have defaulted on two consecutive Plan payments owing to a given local, state or federal taxing authority, and, after receiving written notice of such default from the local, state or federal taxing authority, have not, within sixty days, cured the default.

                                  ARTICLE III.

                          CLASSIFICATION AND TREATMENT
                    OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.   Summary

     The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

     THE ESTATES OF THE DEBTORS HAVE NOT BEEN CONSOLIDATED, SUBSTANTIVELY OR OTHERWISE. ANY CLAIMS HELD AGAINST ONE OF THE DEBTORS WILL BE SATISFIED

SOLELY FROM THE CASH AND ASSETS OF SUCH DEBTOR. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NOTHING IN THIS PLAN OR THE DISCLOSURE STATEMENT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST THE OTHER DEBTORS. THE CLAIMS OF CREDITORS THAT HOLD CLAIMS AGAINST MULTIPLE DEBTORS WILL BE TREATED AS SEPARATE CLAIMS WITH RESPECT TO EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, DISTRIBUTIONS AND VOTING), AND SUCH CLAIMS WILL BE ADMINISTERED AS PROVIDED IN THE PLAN.

1.   Summary of Classification and Treatment of Claims and Equity Interests:
     Exide

--------------------------------------------------------------------------
Class                  Claim                   Status       Voting Right
--------------------------------------------------------------------------
P1      Other Priority Claims                Unimpaired   Deemed to Accept
--------------------------------------------------------------------------
P2      Other Secured Claims                 Unimpaired   Deemed to Accept
--------------------------------------------------------------------------
P3      Prepetition Credit Facility Claims   Impaired     Entitled to vote
--------------------------------------------------------------------------
P4      General Unsecured Claims             Impaired     Entitled to vote
--------------------------------------------------------------------------
P5      2.9% Convertible Note Claims         Impaired     Deemed to reject
--------------------------------------------------------------------------
P6      Equity Interests                     Impaired     Deemed to reject
--------------------------------------------------------------------------

2.   Summary of Classification and Treatment of Claims and Equity Interests:
     Subsidiary Debtors

--------------------------------------------------------------------------
Class                  Claim                   Status       Voting Right
--------------------------------------------------------------------------
S1      Other Priority Claims                Unimpaired   Deemed to accept
--------------------------------------------------------------------------
S2      Other Secured Claims                 Unimpaired   Deemed to accept
--------------------------------------------------------------------------
S3      Prepetition Credit Facility Claims   Impaired     Entitled to vote
--------------------------------------------------------------------------
S4      General Unsecured Claims             Impaired     Deemed to Reject
--------------------------------------------------------------------------
S5      Equity Interests                     Impaired     Deemed to Reject
--------------------------------------------------------------------------

B.   Classification and Treatment of Claims and Equity Interests: Exide

     1.   Class P1--Other Priority Claims

          (a) Classification: Class P1 consists of all Other Priority Claims against Exide.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class P1 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holders of the Allowed Other Priority Claim and Exide, each Holder of an Allowed Class P1 Claim shall receive, in full and final satisfaction of such Allowed Class P1 Claim, one of the following treatments, in the sole discretion of Exide:

               (i) Reorganized Exide will pay the Allowed Class P1 Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class P1 Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class P1 Claims become due and owing in the ordinary course of business; or

               (ii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting: Class P1 is Unimpaired and the Holders of Class P1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class P1 are not entitled to vote to accept or reject the Plan.

     2.   Class P2--Other Secured Claims

          (a) Classification: Class P2 consists of all Other Secured Claims against Exide.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Class P2 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class P2 Claim and Exide, each Holder of an Allowed Class P2 Claim shall receive, in full and final satisfaction of such Allowed Class P2 Claim, one of the following treatments, in the sole discretion of Exide:

               (i) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be unaltered by the Plan;

               (ii) Reorganized Exide shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or further recourse against Exide or Reorganized Exide; or

               (iii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          On the Effective Date or as soon as practicable thereafter, the Allowed Class P2 Claims of local, state and federal taxing authorities, if any, shall be paid, at the option of the respective Reorganized Debtor, (a) Cash in an amount equal to the amount of such Allowed Class P2 Claim, or (b) Cash over a six-year period from the date of assessment of the tax to which the claim relates, with interest payable at a fixed rate determined as of the Confirmation Date by the formula provided in section 6621(a)(2) of the Internal Revenue Code and compounded daily (as provided in section 6622 of the Internal Revenue Code), provided, however, that tax obligations owed to the Missouri Department of Revenue shall be paid at a rate of 5% annual interest. Any deferred payments made pursuant to this provision of the Plan shall be by equal quarterly Cash payments beginning on the first day of the calendar month following the Effective Date, and following on the first day of each third calendar month thereafter, as necessary. Notwithstanding any other provision of the Plan, all local, state and federal taxing authorities shall retain their applicable legal and equitable rights, if any, against non-Debtor obligors with respect to local, state and federal tax obligations owed by the Debtors.

          Notwithstanding any other provision of this Plan, any oversecured Allowed Class 2A Claim of a state or federal taxing authority shall be entitled to postpetition interest at the rate provided for in section 6621(a)(2) of the Internal Revenue Code up to the amount by which the value of the property securing the oversecured Allowed Class P2 Claim exceeds the value of such claim.

          All local, state and federal taxing authorities shall retain the tax liens and rights to setoff securing their Allowed Class P2 Claims and, in the event the Reorganized Debtors substantially default on the payment of such claims (as provided for in this Plan), then the total amount still owed to the applicable state or federal taxing authority under this Plan shall become due and payable, and the local, state or federal taxing authority may collect such amount as otherwise permitted under nonbankruptcy law. In this context, "substantial default" shall mean that the Reorganized Debtors have defaulted on two consecutive Plan payments owing to a given local, state or federal taxing authority, and, after receiving written notice of such default from the local, state or federal taxing authority, have not, within sixty days, cured the default.

          (c) Voting: Class P2 is Unimpaired and the Holders of Class P2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class P2 are not entitled to vote to accept or reject the Plan.

     3.   Class P3--Prepetition Credit Facility Claims

          (a) Classification: Class P3 consists of the Prepetition Credit Facility Claims against Exide.

          (b) Treatment: Class P3 Claims shall be Allowed Claims in the aggregate amount of $729,345,426.14. Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims may elect on their respective Ballots either (i) Class P3 Election A or (ii) Class P3 Election B, provided that Holders must elect the same treatment for both their Class P3 and S3 Claims. Any Class P3 Holder that does not make an election on its Ballot is deemed to be an Option B Elector. Any Class P3 Holder that does not make an election on its Ballot or chooses the Class P3 Election B, may, at any time prior to the Distribution Record Date, choose the Class P3 Election A with respect to such Claim by providing notice of such choice to the Debtors in writing. The Holder of the Prepetition Credit Facility Swap Claim is deemed to be an Option A Elector with respect to such Claim.

               (i) Class P3 Election A: After the Confirmation Date and prior to the Effective Date, Holders of Prepetition Foreign Secured Claims who choose the Class P3 Election A shall receive, in exchange for and in full and final satisfaction of their Prepetition Foreign Secured Claims, an Exchange Note with a principal amount equal to the fair market value of the product of (x) such Holder's Prepetition Foreign Secured Claims divided by the sum of such Holder's

          Prepetition Foreign Secured Claims plus such Holder's Prepetition Domestic Secured Claims and (y) such Holder's Pro Rata share of the New Exide Preferred Stock remaining after distributions, if any, pursuant to the Class P3 Election B. Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims who choose the Class P3 Election A shall receive, in full and final satisfaction of their Prepetition Domestic Secured Claims and Exchange Notes (A) on or as soon as practicable after the Effective Date, a Pro Rata share (based on the aggregate of such Holder's Prepetition Domestic Secured Claims and Prepetition Foreign Secured Claims that were exchanged for the Exchange Notes) of 100% of the New Exide Preferred Stock remaining after distributions, if any, pursuant to the Class P3 Election B, and
          (B) a Pro Rata distribution in Cash, not to exceed $35,000,000 in the aggregate in any circumstances, consisting of (I) $15,000,000 in Cash, on or as soon as practicable after the Effective Date, (II) the European Contingent Asset Sale Proceeds, and (III) the Liquidity Event Distribution. As a condition to the receipt of a Pro Rata share of the New Exide Preferred Stock, each Option A Elector shall (A) execute the amendment to the Prepetition Credit Facility summarized in the Amended Prepetition Foreign Credit Agreement Term Sheet and (B) become a party to the New Exide Shareholder Agreement.

               (ii) Class P3 Election B: On or as soon as practicable after the Effective Date, Holders of Allowed Class P3 and S3 Prepetition Credit Facility Claims who choose the Class P3 Election B shall receive, in full and final satisfaction of their Prepetition Domestic Secured Claims, a Pro Rata share (based on the aggregate of the Prepetition Domestic Secured Claims) of the Class P3 Election B Distribution. On the Effective Date, the Prepetition Foreign Secured Claims of Option B Electors shall be governed by the Amended Prepetition Foreign Credit Agreement.

          (c) Voting: Class P3 is Impaired and Holders of Class P3 Claims are entitled to vote to accept or reject the Plan.

     4.   Class P4--General Unsecured Claims

          (a) Classification: For purposes of voting, Class P4 consists of all General Unsecured Claims against Exide. For purposes of distributions, Class P4 consists of two subclasses: Non-Noteholder General Unsecured Claims (Class P4-A) and 10% Senior Note Claims (Class P4-B).

          (b) Treatment:

               (i) Class P4-A: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class P4-A Non-Noteholder General Unsecured Claim will receive, in full and final satisfaction of their Class P4-A Non-Noteholder General Unsecured Claims:

                    (A) a Pro Rata distribution of the Class P4-A Cash Pool, plus,

                    (B) if the Class P4 Cash Pool Excess is greater than zero, a Pro Rata distribution of the Class P4 Cash Pool Excess, as determined based on the aggregate of all Allowed Class P4 Claims.

               (ii) Class P4-B: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class P4-B 10% Senior Note Claim will receive, in full and final satisfaction of their Class P4-B 10% Senior Note Claims:

                    (A) a Pro Rata distribution of the New Exide Common Stock, plus

                    (B) if the Class P4 Cash Pool Excess is greater than zero, a Pro Rata distribution of the Class P4 Cash Pool Excess, as determined based on the aggregate of all Allowed Class P4 Claims.

          (c) Voting: Class P4 is Impaired and Holders of Class P4 Claims are entitled to vote to accept or reject the Plan.

     5.   Class P5--2.9% Convertible Note Claims

          (a) Classification: Class P5 consists of all 2.9% Convertible Note Claims against Exide.

          (b) Treatment: On the Effective Date the 2.9% Convertible Notes will be cancelled and Holders thereof will not receive a distribution under the Plan in respect of such Claims.

          (c) Voting: Class P5 is Impaired and is conclusively deemed to reject the Plan. Holders of Class P5 Claims are not entitled to vote to accept or reject the Plan.

     6.   Class P6--Equity Interests

          (a) Classification: Class P6 consists of the Equity Interests in
     Exide.

          (b) Treatment: On the Effective Date Class P6 Equity Interests will be cancelled and Holders thereof will not receive a distribution under the Plan in respect of such Interests.

          (c) Voting: Class P6 is Impaired and is conclusively deemed to reject the Plan. Holders of Class P6 Equity Interests are not entitled to vote to accept or reject the Plan.

C.   Classification and Treatment of Claims and Equity Interests: Subsidiary
     Debtors

     1.   Class S1--Other Priority Claims

          (a) Classification: Class S1 consists of all Other Priority Claims against the respective Subsidiary Debtors.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class S1 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holders of the Allowed Other Priority Claim and the respective Subsidiary Debtor, each Holder of an Allowed Class S1 Claim shall receive, in full and final satisfaction of such Allowed Class S1 Claim, one of the following treatments, in the sole discretion of the applicable Subsidiary Debtor:

               (i) The applicable Reorganized Debtor will pay the Allowed Class S1 Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class S1 Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class S1 Claims become due and owing in the ordinary course of business; or

               (ii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          (c) Voting: Class S1 is Unimpaired and the Holders of Class S1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class S1 are not entitled to vote to accept or reject the Plan.

     2.   Class S2--Other Secured Claims

          (a) Classification: Class S2 consists of all Other Secured Claims against the respective Subsidiary Debtors.

          (b) Treatment: The legal, equitable and contractual rights of the Holders of Class S2 Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class S2 Claim and the applicable Subsidiary Debtor, each Holder of an Allowed Class 2B Claim shall receive, in full and final satisfaction of such Allowed Class 2B Claim, one of the following treatments, in the sole discretion of the applicable Subsidiary
     Debtor:

               (i) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be unaltered by the Plan;

               (ii) the applicable Reorganized Debtor shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or further recourse against the applicable Debtor or Reorganized Debtor; or

               (iii) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          On the Effective Date or as soon as practicable thereafter, the Allowed Class S2 Claims of local, state and federal taxing authorities, if any, shall be paid, at the option of the respective Reorganized Debtor, (a) Cash in an amount equal to the amount of such Allowed Class S2 Claim, or (b) Cash over a six-year period from the date of assessment of the tax to which the claim relates, with interest payable at a fixed rate determined as of the Confirmation Date by the formula provided in section 6621(a)(2) of the Internal Revenue Code and compounded daily (as provided in section 6622 of the Internal Revenue Code), provided, however, that tax obligations owed to the Missouri Department of Revenue shall be paid at a rate of 5% annual interest. Any deferred payments made pursuant to this provision of the Plan shall be by equal quarterly Cash payments beginning on the first day of the calendar month following the Effective Date, and following on the first day of each third calendar month thereafter, as necessary. Notwithstanding any other provision of the Plan, all local, state and federal taxing authorities shall retain their applicable legal and equitable rights, if any, against non-Debtor obligors with respect to local, state and federal tax obligations owed by the Debtors.

          Notwithstanding any other provision of this Plan, any oversecured Allowed Class S2 Claim of a state or federal taxing authority shall be entitled to postpetition interest at the rate provided for in section 6621(a)(2) of the Internal Revenue Code up to the amount by which the value of the property securing the oversecured Allowed Class S2 Claim exceeds the value of such claim.

          All local, state and federal taxing authorities shall retain the tax liens and rights to setoff securing their Allowed Class S2 Claims and, in the event the Reorganized Debtors substantially default on the payment of such claims (as provided for in this Plan), then the total amount still owed to the applicable local, state or federal taxing authority under this Plan shall become due and payable, and the local, state or federal taxing authority may collect such amount as otherwise permitted under nonbankruptcy law. In this context, "substantial default" shall mean that the Reorganized Debtors have defaulted on two consecutive Plan payments owing to a given local, state or federal taxing authority, and, after receiving written notice of such default from the local, state or federal taxing authority, have not, within sixty days, cured the default.

          (c) Voting: Class S2 is Unimpaired and the Holders of Class S2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class S2 are not entitled to vote to accept or reject the Plan.

     3.   Class S3--Prepetition Credit Facility Claims

          (a) Classification: Class S3 consists of all Prepetition Credit Facility Claims against the respective Subsidiary Debtors.

          (b) Treatment: Class S3 Claims shall be Allowed Claims in the aggregate amount of $729,345,426.14. On account of their Class S3 Claims, the Holders thereof will receive the treatment set forth for Class P3 in
     Article III.B.3 above.

          (c) Voting: Class S3 is Impaired and Holders of Class S3 Claims are entitled to vote to accept or reject the Plan.

     4.   Class S4--General Unsecured Claims

          (a) Classification: Class S4 consists of all General Unsecured Claims against the respective Subsidiary Debtors.

          (b) Treatment: On or as soon as practicable after the Effective Date, each Allowed Class S4 Claim will be cancelled and Holders of Allowed Class S4 Claims will receive no distribution on account thereof.

          (c) Voting: Class S4 is Impaired and is conclusively deemed to reject the Plan. Holders of Class S4 Claims are not entitled to vote to accept or reject the Plan.

     5.   Class S5--Equity Interests

          (a) Classification: Class S5 consists of all Equity Interest in the respective Subsidiary Debtors.

          (b) Treatment: On or as soon as practicable after the Effective Date, each Allowed Class S5 Equity Interest will be cancelled.

          (c) Voting: Class S5 is Impaired and is conclusively deemed to reject the Plan. Holders of Class S5 Interests are not entitled to vote to accept or reject the Plan.

D.   Special Provision Governing Unimpaired Claims

     Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors' or the Reorganized Debtors' rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

                                   ARTICLE IV.

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.   Voting Classes

     Each Holder of an Allowed Claim in Classes P3, P4, and S3 shall be entitled to vote to accept or reject the Plan.

B.   Acceptance by Impaired Classes

     An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

C.   Presumed Acceptance of Plan

     Classes P1, P2, S1 and S2 are Unimpaired under the Plan, and, therefore, are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

D.   Presumed Rejection of Plan

     Classes P5, P6, S4 and S5 are impaired and shall receive no distributions, and, therefore, are presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

E.   Non-Consensual Confirmation

     The Debtors reserve the right to seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable, in view of the deemed rejection by Classes P5, P6, S4 and S5. In the event that Class P3, P4, and/or S3 fails to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right (a) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (b) to modify the Plan in accordance with Article XII.D hereof.

                                   ARTICLE V.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.   Restructuring

     Prior to the Confirmation Date, (i) Exide will form a new Dutch company ("Exide CV"), owned approximately 99% by Exide and approximately 1% by a new wholly-owned domestic subsidiary of Exide, (ii) Exide will then transfer the shares of two existing foreign subsidiaries, Exide Holding Asia PTE Limited ("Exide Holding Asia") and Exide Holding Europe S.A. ("Exide Holding Europe"), to Exide CV, (iii) Exide CV will then form another new Dutch company ("Exide BV") and transfer its newly-acquired shares of Exide Holding Asia and 94% of its newly acquired shares of Exide Holding Europe to Exide BV in exchange for equity and (iv) Exide Holding Europe will be converted from a French S.A. to a French S.A.R.L.

     After the Confirmation Date and prior to the Effective Date, (i) Holders of Prepetition Foreign Secured Claims who choose the Class P3 Election A shall receive, in exchange for and in full and final satisfaction of their Prepetition Foreign Secured Claims, an Exchange Note with a principal amount equal to the fair market value of the product of (x) such Holder's Prepetition Foreign Secured Claims divided by the sum of such Holder's Prepetition Foreign Secured Claims plus such Holder's Prepetition Domestic Secured Claims and (y) such Holder's Pro Rata share of the New Exide Preferred Stock remaining after distributions, if any, pursuant to the Class P3 Election B and (ii) Exide may transfer such Prepetition Foreign Secured Claims to one or more subsidiaries, including Exide Holding Europe.

     Prior to Consummation, (i) the Holders of Prepetition Credit Facility Claims, or a nominee on behalf of them, will form New Exide with nominal capitalization, (ii) New Exide will form two wholly-owned subsidiaries, both Delaware corporations, (iii) such new subsidiaries together will form another new Delaware corporation that will be owned 50% by each of them ("Exide Holding III") and (iv) such new Delaware corporation will form another new Delaware corporation ("Exide Operating").

     On the Effective Date, (i) New Exide will make a capital contribution of shares of New Exide Preferred Stock and New Exide Common Stock to the two wholly-owned subsidiaries described in the preceding paragraph, which shares will then be contributed to the other newly-formed Delaware corporations until such shares are held in part by Exide Holding III and by Exide Operating, (ii) Exide Holding III and Exide Operating will transfer the New Exide Preferred Stock and New Exide Common Stock to Exide, (iii) the New Exide Preferred Stock and New Exide Common Stock shall be distributed by Exide to Creditors in accordance with Article III hereof, (iv) Exide will transfer substantially all of its owned real property to Exide Holding III, and (v) Exide will merge with and into Exide Operating (the "Merger").

B.   Continued Corporate Existence and Vesting of Assets in the Reorganized
     Debtors

     The Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, with all the powers of a corporation under the laws of their respective states of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Debtors' Estates, and any property acquired by the Debtors or Reorganized Debtors under the Plan, shall vest in the respective Reorganized Debtors, free and clear of all Claims, liens, charges, or other encumbrances. On and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. In consideration of the undertakings of Reorganized Exide under the Plan, Reorganized Exide shall continue to own 100% of the Subsidiary Debtors as of the Effective Date.

C.   Cancellation of Old Notes and Equity Interests

     On the Effective Date and prior to the Merger, except to the extent otherwise provided herein, all notes, instruments, certificates, and other documents evidencing (a) the Old Notes, (b) Equity Interests, and (c) any stock options, warrants or other rights to purchase Equity Interests shall be canceled and the obligations of the Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date and prior to the Merger, except to the extent otherwise provided herein, any indenture relating to any of the foregoing shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be discharged.

     On the Effective Date, except as otherwise provided for herein, the 10% Senior Notes shall be deemed extinguished, cancelled and of no further force or effect, and the obligations of the Debtors thereunder shall be discharged, in each case without any further act or action under any applicable agreement, law, regulation, order or rule and without any further action on the part of the Bankruptcy Court or any Person; provided, however, that the 10% Senior Note Indenture shall continue in effect for the purposes of (i) allowing the Indenture Trustee to receive and make the Distributions to be made to the holders of 10% Senior Note Claims in accordance with Article III. B.3(b)(ii) hereof, (ii) preserving any rights of the 10% Senior Note Indenture Trustee, including indemnification rights, it may have with respect to the holders of the 10% Senior Notes under the Indenture, and (iii) exercising the 10% Senior Note Indenture Trustee Charging Lien.

     Notwithstanding any provision herein to the contrary, the distribution provisions contained in the 10% Senior Notes Indenture shall continue in effect to the extent necessary to authorize the 10% Senior Notes Indenture Trustee to receive and distribute all distributions to be made pursuant to this Plan to the holders of 10% Senior Note Claims. Such distribution provisions shall terminate in their entirety upon completion of all such distributions under the Plan. The Distributions to be made under the Plan to holders of the 10% Senior Note Claims shall be made to the 10% Senior Note Indenture Trustee, which, pursuant to the right of the 10% Senior Note Indenture Trustee to assert its 10% Senior Note Indenture Trustee Charging Lien against such distributions to the extent of the 10% Senior Note Indenture Trustee Fees, shall be applied first to the payment of the 10% Senior Note Indenture Trustee Fees and thereafter promptly distributed to the holders of the 10% Senior Note Claims in accordance with the 10% Senior
Note Indenture.

D.   Source and Timing for Effective Date Plan Distributions and Discharge

     All distributions under the Plan which are to be made by the Debtors as of the Effective Date shall be deemed to have been made by the Debtors immediately prior to the Merger. All Claims that are discharged as of the Effective Date shall be deemed to have been discharged immediately prior to the Merger, and Exide Operating shall not succeed to any liability with respect to any such Claims or the distributions (if any) provided for such Claims under the Plan.

E.   Issuance of New Securities; Execution of Related Documents

     New Exide shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant hereto, including, without limitation, the New Exide Preferred Stock and New Exide Common Stock, each of which shall be distributed as provided herein. New Exide and its subsidiaries shall execute and deliver such other agreements, documents and instruments, including the New Exide Shareholder Agreement and the Amended Prepetition Foreign Credit Agreement, as are required to be executed pursuant to the terms hereof.

F.   Issuance of Stock of Reorganized Subsidiary Debtors to Reorganized Exide

     On or immediately after the Effective Date, the common stock of the Reorganized Subsidiary Debtors shall be issued to Reorganized Exide.

G.   Corporate Governance, Directors and Officers, and Corporate Action

     1.   New Certificate of Incorporation and By-laws

     On the Effective Date, the Reorganized Debtors will file the New Organizational Documents with the Secretary of State for the relevant state of incorporation or formation. The New By-laws will prohibit the issuance of non-voting securities pursuant to section 1123(a)(6) of the bankruptcy code. After the Confirmation Date and on or before the Effective Date, the Holders of Prepetition Credit Facility Claims, or a nominee on behalf of them, will file the New Exide Certificate of Incorporation with the Secretary of State of Delaware. The New Exide Certificate of Incorporation will, among other things, (a) authorize the issuance and terms of the New Exide Preferred Stock, and (b) authorize the issuance and terms of the New Exide Common Stock.

     2.   Directors and Officers of New Exide

     Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the officers of Exide immediately prior to the Effective Date will be the officers of New Exide. Pursuant to section 1129(a)(5), Exide will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors of New Exide. To the extent any such Person is an "Insider" under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Exide Certificate of Incorporation, the New By-laws and the Delaware General Corporation Law. New Exide will initially have a newly-appointed seven person board of directors, as described in the New Exide Shareholder Agreement Term Sheet.

     3.   Corporate Action

     On the Effective Date, the adoption and filing of the New Exide Certificate of Incorporation and New Organizational Documents, the approval of the New Exide By-laws and the New By-laws, the appointment of directors and officers for New Exide, the adoption of the Company Incentive Plan, the restructuring transactions contemplated by Article V.A hereof, and all actions contemplated hereby shall be authorized and approved by the Bankruptcy Court in all respects (subject to the provisions hereof). All matters provided for herein involving the corporate structure of the Debtors or Reorganized Debtors, and any corporate action required by the Debtors or Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the board of directors of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors.

H. Dismissal of Creditors Committee Adversary Proceeding and other Plan Settlements

     Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases and other benefits provided under the Plan, including without limitation the distributions to be made to Holders of General Unsecured Claims pursuant to Articles III.B.4 of the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan including, without limitation, (a) the releases set forth in Articles X.B, X.C and X.D hereof, and
(b) the Creditors Committee Adversary Proceeding which shall be deemed settled pursuant to section 1123(b)(3)(A) of the Bankruptcy Code. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, including the releases, and the Bankruptcy Court's findings shall constitute its determination that such compromises, settlements and releases are in the best interests of the Debtors, the estates, the creditors and other parties in interest, and are fair, equitable and within the range of reasonableness. In addition to the general injunction set forth in
Article X.H hereof, from and after the Effective Date, the Creditors Committee, R2 Investments, LDC and each Holder of General Unsecured Claims and 2.9% Convertible Note Claims shall be permanently enjoined from continuing in any manner the Creditors Committee Adversary Proceeding.

I.   Sources of Cash for Plan Distribution

     All Cash necessary for Reorganized Debtors to make payments pursuant hereto shall be obtained from existing Cash balances, if any, and proceeds of the Exit Facility.

J.   Private Company Status and Stock Transfer Limitations

     Neither New Exide nor Reorganized Exide, upon the Effective Date, shall be a reporting company under the Securities and Exchange Act.

     During the first 24 months following the Effective Date, no transfer of New Exide Preferred Stock or New Exide Common Stock shall be permitted where the effect of such transfer would be to require New Exide to become a reporting company under the Securities and Exchange Act.

K.   Payment of Agent Expenses

     On the Effective Date or as soon as practicable thereafter, the Debtors shall pay all unpaid Agent Expenses for the period up to and including the Effective Date. Thereafter, Reorganized Exide shall timely pay all reasonable Agent Expenses incurred after the Effective Date.

L.   Adoption of Company Incentive Plan

     On or shortly after the Effective Date, New Exide will adopt the Company Incentive Plan. The Company Incentive Plan will provide that covered employees will receive or have the right to receive securities representing from 5% to 10% of the fully-diluted shares of New Exide Common Stock.

                                   ARTICLE VI.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.   Assumption of Executory Contracts and Unexpired Leases

     Immediately prior to the Effective Date, except as otherwise provided herein, all executory contracts or unexpired leases of the Debtors, including, without limitation, customer program agreements, vendor agreements and warranty obligations, will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date, (3) are identified on a list to be included in the Plan Supplement, (4) that relate to the purchase or other acquisition of Equity Interests, or (5) are rejected pursuant to the terms hereof.

     Immediately prior to the Effective Date, except as otherwise provided in this section, all Purported Leases shall be deemed assumed on a conditional basis pending the entry of a final, non-appealable order resolving the Recharacterization Adversary Proceeding in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those Purported Leases that (1) have been rejected on a conditional basis pending the entry of a final, non-appealable order resolving the Recharacterization Adversary Proceeding by order of the Bankruptcy Court, (2) are the subject of a motion to reject on a conditional basis pending the entry of a final, non-appealable order resolving the Recharacterization Adversary Proceeding pending on the Effective Date, or (3) are identified on a list to be included in the Plan Supplement. To the extent that a final, non-appealable order is entered in the Recharacterization Adversary Proceeding providing that a Purported Lease is a "true lease," the conditional assumption or rejection of such Purported Lease, whichever is applicable, shall become final and such Purported Lessor shall be entitled to the treatment provided for other lessors and non-debtor parties to executory contracts. To the extent that a final, non-appealable order is entered in the Recharacterization Adversary Proceeding providing that a Purported Lease is a secured financing transaction, such Purported Lessor shall be entitled to a Class P2-Other Secured Claim to the extent of the value of the equipment subject to the Purported Lease under section 506 of the Bankruptcy Code if such Purported Lessor qualifies as a secured creditor under applicable non-bankruptcy law and a P4-General Unsecured Claim for any amounts owed by the Debtors greater than the value of the equipment or for the entire amount of such allowed claim if the Purported Lessor does not qualify as a secured creditor under applicable non-bankruptcy law. With respect to any Purported Lease as to which the Debtors retain possession of the underlying equipment or to which the Debtors have not returned the underlying equipment, from the Confirmation Date through the date of entry of a dispositive final, non-appealable order in the Recharacterization Adversary Proceeding with respect to such Purported Lease or by other agreement between the parties, the Debtors and the Purported Lessors shall continue to perform their obligations under the Purported Leases in accordance with each such Purported Lease's terms; provided however, that with respect to any Purported Lease that is conditionally assumed as of the Confirmation Date, the Debtors shall not be required to make any cure payment within the meaning of section 365 of the Bankruptcy Code until the entry of a final, non-appealable order in the Recharacterization Adversary Proceeding determining that such Purported Lease is a "true lease." Unless otherwise agreed to by the parties, the Debtors shall continue to perform their obligations under the holdover terms of any Purported Lease for which the Debtors retain possession of the underlying equipment but which expires by its own terms prior to the entry of a dispositive final, non-appealable order in the Recharacterization Adversary Proceeding. In the event that the Debtors conditionally assume a Purported Lease and a final, non-appealable order is entered in the Recharacterization Adversary Proceeding determining that such Purported Lease is a "true lease," the Debtors shall provide such Purported Lessor with a notice setting forth the proposed cure amount within 30 days of the entry of such order. If the Purported Lessor does not agree with the Debtors' proposed cure amount, such Purported Lessor may submit an alternative cure amount within 30 days of receipt of the Debtors' notice. If the parties are unable to agree on a cure amount, a hearing shall be set before the Bankruptcy Court to determine the cure amount. Any bar date relating to Administrative Claims established in the Plan or otherwise shall not apply to Administrative Claims alleged by the Purported Lessors relating to the Purported Leases. Rather, upon the motion of the Debtors or the Purported Lessors, the Bankruptcy Court shall establish a bar date and related notice and filing procedures, in the Recharacterization Adversary Proceeding, for Administrative Claims alleged by the Purported Lessors relating to the Purported Leases.

B.   Claims Based on Rejection of Executory Contracts or Unexpired Leases

     All proofs of Claims with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court according to the deadlines established by the Bankruptcy Court in the Chapter 11 Cases. Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against the Debtors or Reorganized Debtors, their Estates and property unless otherwise ordered by the Bankruptcy Court or provided herein.

C.   Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

D.   Indemnification of Directors, Officers and Employees

     The obligations of the Debtors to indemnify any Person serving at any time after the Initial Petition Date as one of their directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents, by a written agreement with a Debtor or under applicable state corporate law, shall be deemed and treated as executory contracts that are assumed by the Reorganized Debtors pursuant hereto and pursuant to section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as Administrative Claims, and shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. Notwithstanding anything to the contrary contained herein, such assumed indemnity obligations shall not be discharged, Impaired, or otherwise modified by confirmation of this Plan and shall be deemed and treated as executory contracts that have been assumed by the relevant Debtors pursuant to this Plan as to which no proofs of claim need be Filed.

E.   Compensation and Benefit Programs

     Except as otherwise expressly provided herein, all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans shall be treated as executory contracts under the Plan and on the Effective Date shall be deemed assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; and the Debtors' obligations under such programs to such Persons shall survive confirmation of this Plan, except for (1) executory contracts or employee benefit plans specifically rejected pursuant to this Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code), (2) all employee equity or equity-based incentive plans, and (3) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Effective Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; provided however, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue.

                                  ARTICLE VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.   Distributions for Claims Allowed as of the Effective Date

     Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, distributions to be made on account of Claims that are allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date, or as soon as practicable thereafter.

     For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, the New Exide Preferred Stock and New Exide Common Stock to be issued under the Plan shall be deemed issued as of the Effective Date regardless of the date on which the certificates evidencing such shares are actually dated or distributed; provided that Reorganized Exide shall withhold any actual payment until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

B.   Delivery and Distributions and Undeliverable or Unclaimed Distributions

     1.   Delivery of Distributions in General

     Distributions to Holders of Allowed Claims shall be made to the Holders of such allowed Claims as of the Distribution Record Date. Except as otherwise provided herein, distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on the records of the Reorganized Debtors as of the date that such distribution is made.

     2.   Undeliverable Distributions

          (a) Holding of Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim is returned to a Reorganized Debtor as undeliverable, no further distributions shall be made to such Holder unless and until such Reorganized Debtor is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of the relevant Reorganized Debtor subject to section (b) below until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind. As soon as reasonably practicable, the Reorganized Debtors shall make all distributions that become deliverable.

          (b) Failure to Claim Undeliverable Distributions. In an effort to ensure that all Holders of valid Allowed Claims receive their allocated distributions, sixty (60) days after the Effective Date, the Reorganized Debtors will File with the Bankruptcy Court a listing of unclaimed distribution holders. This list will be maintained for as long as the Chapter 11 Cases are pending. Any Holder of an Allowed Claim, irrespective of when a Claim became an Allowed Claim, that does not assert a Claim pursuant hereto for an undeliverable distribution (regardless of when not deliverable) within one year after the Effective Date shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or its property. In such cases: (i) any Cash held for distribution on account of such Claims shall be property of the relevant Reorganized Debtor, free of any restrictions thereon; and (ii) any New Exide Preferred Stock or New Exide Common Stock held for distribution on account of such Claims shall be canceled and of no further force or effect. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

     3. Compliance with Tax Requirements/Allocations. In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to unpaid interest that accrued on such Claims with any excess allocated to the principal amount of Allowed Claims.

C.   Timing and Calculation of Amounts to be Distributed

     On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against a Reorganized Debtor shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. If and to the extent that there are Disputed Claims, beginning on the date that is 20 calendar days after the end of the calendar quarter following the Effective Date and 20 calendar days after the end of each calendar quarter thereafter, distributions shall also be made, pursuant hereto, to Holders of Disputed Claims in any Class whose Claims were allowed during the previous calendar quarter. Such quarterly distributions shall also be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

D.   Minimum Distribution

     Any other provision of the Plan notwithstanding, payments of fractions of shares of New Exide Preferred Stock or fractions of shares of New Exide Common Stock will not be made and will be deemed to be zero. Any other provision of the Plan notwithstanding, the Reorganized Debtors will not be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

E.   Setoffs

     The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Claim (before any distribution is made on account of such Claim), the Claims, Equity Interests, rights and causes of action of any nature that Exide or Reorganized Exide may hold against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such Claims, Equity Interests, rights and causes of action that the Debtors or Reorganized Debtors may possess against such Holder, except as specifically provided herein.

F.   Surrender of Canceled Instruments or Securities

     Subject to Subsection H below, each record Holder of a Claim based on or derived from the 10% Senior Notes, as a condition precedent to receiving any distribution on account of such Claims, shall surrender the certificates or other documentation underlying such Claim, and all such surrendered certificates and other documentations shall be marked as canceled.

G.   Failure to Surrender Canceled Instruments

     Any Holder of Allowed Claims relating to the 10% Senior Notes that fails to surrender or is deemed to have failed to surrender its security shall have its claim for a distribution pursuant hereto on account of such Allowed Claim discharged and shall be forever barred from asserting any such Claim against Reorganized Exide or its properties. In such cases, any New Exide Common Stock held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth in Subsection B above.

H.   Lost, Stolen, Mutilated or Destroyed Debt Securities

     Any Holder of a Claim relating to the 10% Senior Notes that is evidenced by a note or by a certificate that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such note or underlying documentation, deliver to Reorganized Exide: (1) an affidavit of loss reasonably satisfactory to Reorganized Exide setting forth the unavailability of the note; and (2) such additional indemnity as may reasonably be required by Reorganized Exide to hold the Reorganized Debtors harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of an Allowed Claim evidenced by such a lost, stolen, mutilated or destroyed note or underlying documentation, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note.

                                  ARTICLE VIII.

                PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT
                   AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

A.   Resolution of Disputed Claims

     1.   Prosecution of Objections to Claims

     After the Effective Date the Reorganized Debtors shall have the authority on or before the Claims Objection Bar Date to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim upon approval by the Bankruptcy Court and upon notice to all parties in interest requesting notice, provided, however, that the Reorganized Debtors may settle or compromise any Disputed Claim with a compromise or settlement value less than $1 million without approval of the Bankruptcy Court and without notice to any other parties in interest. The Debtors also reserve the right to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law. The Debtors reserve the right to seek an extension of the Claims Objection Bar Date.

     2.   Estimation of Claims

     The Debtors or Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether a Debtor or Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

     3.   PITWD Claims

     Notwithstanding anything herein to the contrary, all objections, settlements and litigation with respect to PITWD Claims, and the allowance and payment of PITWD Claims shall be governed by the PITWD Claims Procedures, attached hereto as Exhibit D.

     4.   Payments and Distributions on Disputed Claims

     Notwithstanding any provision herein to the contrary, except as otherwise agreed by Reorganized Exide in its sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. On the date or, if such date is not a business day, on the next successive business day that is 20 calendar days after the calendar quarter in which a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan. In the event there are Disputed Claims requiring adjudication and resolution, Exide shall establish appropriate reserves for potential payment of such Claims.

B.   Allowance of Claims

     Except as expressly provided herein or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed, unless and until such Claim is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), Reorganized Exide after Confirmation will have and retain any and all rights and defenses Exide had with respect to any Claim as of the Initial Petition Date. All Claims of any Person or Entity that owes an obligation to the Debtors under section 502(d) of the Bankruptcy Code shall be disallowed unless or until such Person or Entity has paid the amount or turned over the property for which such person or entity is liable under section 522(i), 542, 543, 550 or 553 of the Bankruptcy Code.

C.   Controversy Concerning Impairment

     If a controversy arises as to whether any Claims or any Class of Claims are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

                                   ARTICLE IX.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.   Condition Precedent to Confirmation

     It shall be a condition to Confirmation of the Plan that the following conditions have been satisfied or waived pursuant to the provisions of Article IX.C. hereof:

     1. All provisions, terms and conditions of the Plan shall have been approved in the Confirmation Order.

     2. The Confirmation Order shall approve the dismissal of the Creditors Committee Adversary Proceeding and other plan settlements, including releases, as described in Article V.G and Article X hereof.

     3. The identities of the individuals proposed to serve on the New Exide Board of Directors shall have been designated according to the New Exide Shareholder Agreement, and disclosed to the Bankruptcy Court.

B.   Conditions Precedent to Consummation

     It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of
Article IX.C hereof:

     1. The Confirmation Order confirming the Plan, as the Plan may have been modified, shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors and shall provide that:

          (a) the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

          (b) the provisions of the Confirmation Order are nonseverable and mutually dependent;

          (c) New Exide is authorized to issue the New Exide Preferred Stock and New Exide Common Stock;

          (d) the New Exide Preferred Stock and New Exide Common Stock issued under the Plan in exchange for Claims against Exide are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that Holders of the New Exide Preferred Stock and/or New Exide Common Stock are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code; and

          (e) the Adequate Protection Superpriority Claims shall have been Allowed, if at all, pursuant to a Final Order in an amount not to exceed $25 million.

     2. The following agreements and documents, in form and substance satisfactory to the Debtors and the Agent shall have been tendered for delivery and all conditions precedent thereto, if any, shall have been satisfied:

          (a) the New Organizational Documents and New By-laws;

          (b) the agreement for the Exit Facility and all documents provide for therein or contemplated thereby;

          (c) the Amended Prepetition Foreign Credit Agreement;

          (d) the New Exide Shareholder Agreement; and

          (e) the Registration Rights Agreement, if any.

     3. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

     4. The New Exide Board of Directors shall have been appointed.

     5. Neither New Exide nor Reorganized Exide, upon the Effective Date and the occurrence of the transactions contemplated by the Plan, shall be subject to the reporting requirements under the Securities and Exchange Act, and Reorganized Exide shall have filed a certification on Form 15 certifying that Reorganized Exide has less than 300 record holders of any class of security and is not otherwise subject to the reporting requirements of section 15(d) of the Securities and Exchange Act.

     6. Holders of no more than $17.5 million of Prepetition Foreign Secured Claims shall have elected the Class P3 Election B, pursuant to Article III.B.3 hereof.

C.   Waiver of Conditions

     The Debtors, in their sole discretion may waive any of the conditions to Confirmation of the Plan and/or to Consummation of the Plan set forth in this
Article IX at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan, provided that the Debtors may only waive the conditions in this Article IX with the written consent of the Agent, which consent shall not be unreasonably withheld, delayed or denied.

D.   Effect of Non-occurrence of Conditions to Consummation

     If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                   ARTICLE X.

                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

A.   Subordination

     The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims and

Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant hereto. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled in this manner.

B.   Releases by the Debtors

     Except as otherwise specifically provided herein, for good and valuable consideration, including the service of the Releasees to facilitate the expeditious reorganization of Exide, the implementation of the restructuring contemplated by the Plan, and the obligations and undertakings of Option A Electors set forth in the Plan, the Releasees, on and after the Effective Date, shall be deemed released by the Debtors and Reorganized Debtors from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that a Debtor or its Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, including, without limitation, claims related to or arising from (a) the Prepetition Credit Facility, including but not limited to the negotiation, formulation, preparation, administration, execution, and enforcement thereof, and any payments received by the lenders thereunder,
(b) any guaranty arising under the Prepetition Credit Facility, (c) any liens, pledges, or collateral of any kind and (d) any of the other loan documents referred to in the Prepetition Credit Facility or any other documents contemplated thereby or therein or the transactions contemplated thereby or therein or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, the foregoing shall not release any Claims or liabilities in respect of ordinary commercial relationships between a Debtor and any such Person, including as between a Debtor and one of its Affiliates, it being understood that the matters listed in clauses (a) through (d) above do not relate to an ordinary commercial relationship between the Debtors and the Prepetition Lenders.

C.   Releases by Holders of Claims

     Except as otherwise provided herein, on and after the Effective Date, each Holder of a Claim who has accepted the Plan shall be deemed to have unconditionally released each Releasee from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of Exide, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (s) the Debtors or Reorganized Debtors; (t) the purchase or sale, or the rescission of a purchase or sale, of any security of any Debtor, (u) the Chapter 11 Cases,
(v) the negotiation, formulation and preparation of the Plan or any related agreements, instruments or other documents, (w) the Prepetition Credit Facility, including, but not limited to the negotiation, formulation, preparation, administration, execution, and enforcement thereof, and any payments received by such Lenders, (x) any guaranty arising under the Prepetition Credit Facility,
(y) any liens, pledges, or collateral of any kind and (z) any of the other loan documents referred to in the Prepetition Credit Facility or any other documents contemplated thereby or therein or the transactions contemplated thereby or therein or any action taken or omitted by the Agent under or in connection with any of the foregoing.

D.   Release of Foreign Subsidiary Borrowers and the Domestic Non-Debtor

     On and after the Effective Date, each Option A Elector shall be deemed to have unconditionally released the Foreign Subsidiary Borrowers and the Domestic Non-Debtor from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of Exide, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (1) the Debtors, Reorganized Debtors, Foreign Subsidiary Borrowers or the Domestic Non-Debtor, (2) the purchase or sale, or the rescission of a purchase or sale, of any security of any Debtor, (3) the Chapter 11 Cases, (4) the negotiation, formulation and preparation of the Plan or any related agreements, instruments or other documents, (5) the Prepetition Credit Facility, (6) any guaranty arising under the Prepetition Credit Facility, (7) any liens, pledges, or collateral of any kind, and (8) any of the other loan documents referred to in the Prepetition Credit Facility or any other documents contemplated thereby or therein or the transactions contemplated thereby or therein. In addition, each Option A Elector shall be deemed to have submitted to the jurisdiction of the Bankruptcy Court with respect to the treatment, discharge and release of such Holder's Prepetition Credit Facility Claims.

E.   Exculpation

     The Releasees shall neither have nor incur any liability to any Person or Entity for any pre or post-petition act taken or omitted to be taken in connection with, or related to the formulation, negotiation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other pre or post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, provided, however, that the foregoing provisions of this Article X.E shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.

F.   Preservation of Rights of Action

     1.   Maintenance of Causes of Action

     Except as otherwise provided in the Plan, the Reorganized Debtors shall retain all rights on behalf of the Debtors and the post-confirmation Estates to commence and pursue any and all Causes of Action (whether arising before or after the Petition Date, under any theory of law, including, without limitation, the Bankruptcy Code, and in any court or other tribunal including, without limitation, in an adversary proceeding filed in the Debtors' Chapter 11 Cases) to the extent the Reorganized Debtors deem appropriate. Potential Causes of Action currently being investigated by the Debtors, which may be pursued by the Debtors prior to the Effective Date and by the Reorganized Debtors after the Effective Date to the extent warranted, include without limitation, Claims and Causes of Action to be set forth in more detail in the list of retained Causes of Action, which will be contained in the Plan Supplement.

     In addition, potential Causes of Action which may be pursued by the Debtors prior to the Effective Date and by the Reorganized Debtors after the Effective Date, also include, without limitation the following:

          (a) any other Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors' businesses or operations, including, without limitation, the following: possible claims against vendors, landlords, sublessees, assignees, customers or suppliers for warranty, indemnity, back charge/set-off issues, overpayment or duplicate payment issues and collections/accounts receivables matters; deposits or other amounts owed by any creditor, lessor, utility, supplier, vendor, landlord, sublessee, assignee, or other entity; employee, management or operational matters; claims against landlords, sublessees and assignees arising from the various leases, subleases and assignment agreements relating thereto, including, without limitation, claims for overcharges relating to taxes, common area maintenance and other similar charges; financial reporting; environmental, and product liability matters; actions against insurance carriers relating to coverage, indemnity or other matters; counterclaims and defenses relating to notes or other obligations; contract or tort claims which may exist or subsequently arise; and

          (b) except for Debtors which have expressly waived such claims, any and all avoidance claims pursuant to any applicable section of the Bankruptcy Code, including, without limitation sections 544, 545, 547, 548, 549, 550, 551, 553(b) and/or 724(a) of the Bankruptcy Code arising from any transaction involving or concerning the Debtors.

     In addition, there may be numerous other Causes of Action which currently exist or may subsequently arise that are not set forth herein or in the Plan Supplement, because the facts upon which such Causes of Action are based are not currently or fully known by the Debtors and, as a result, can not be raised during the pendency of the

Chapter 11 Cases (collectively, the "Unknown Causes of Action"). The failure to list any such Unknown Cause of Action herein or in the Plan Supplement is not intended to limit the rights of the Reorganized Debtors to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action subsequently become fully known to the Debtors.

     Except as otherwise provided herein or in any contract, instrument, release, indenture or other agreement entered into in connection herewith, in accordance with Section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Debtors, Estates, or post-confirmation Estates may hold against any Person or Entity shall vest in the applicable Reorganized Debtor, and the Debtors and Reorganized Debtors shall retain and may exclusively enforce, as the authorized representatives of the respective Estates and post-confirmation Estates, any and all such Claims, rights, or Causes of Action. The Debtors and Reorganized Debtors may pursue any and all such Claims, rights, or Causes of Action, as appropriate, in accordance with their respective best interests. The Debtors and Reorganized Debtors shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such Claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court.

     2.   Preservation of All Causes of Action Not Expressly Settled or Released

     Unless a claim or Cause of Action against a Creditor or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such claim or Cause of Action for later adjudication by the Debtors or Reorganized Debtors (including, without limitation, claims and Causes of Action not specifically identified or which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances which may change or be different from those which the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims or Causes of Action upon or after the confirmation or consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such claims or Causes of Action have been released in the Plan or other Final Order. In addition, the Debtors and Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which a Debtor is a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

     Any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Reorganized Debtors subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (a) such Entity has Filed a proof of claim against the Debtors in the Chapter 11 Cases; (b) such Entity's proof of claim has been objected to; (c) such Entity's Claim was included in the Debtors' Schedules; or (d) such Entity's scheduled claim has been objected to by the a Debtor or has been identified by a Debtor as disputed, contingent, or unliquidated.

G.   Discharge of Claims and Termination of Equity Interests

     Except as otherwise provided herein: (1) the rights afforded herein and the treatment of all Claims and Equity Interests herein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against any Debtor or any of its assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in any Debtor shall be satisfied, discharged and released in full and
(3) all Persons and Entities shall be precluded from asserting against the Debtors, the Reorganized Debtors, their successors, assets or properties, any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, provided, however, that nothing in the Plan shall be deemed to release or nullify any environmental liability to a governmental entity under environmental laws or regulations that any of the Debtors would be subject to as the owner or operator of property after the Confirmation Date, and provided further that nothing in the Plan shall be deemed to release, discharge or preclude any claims arising after the Effective Date that such governmental entity may have against the Reorganized Debtors or their successors.

H.   Injunction

     Except as otherwise provided herein, from and after the Effective Date, all Holders of Claims or Equity Interests shall be permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any Claim, Equity Interest, obligation, debt, right, Cause of Action, remedy or liability or any other claim or cause of action released or to be released pursuant hereto.

                                   ARTICLE XI.

                            RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

     1. allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

     2. grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

     3. resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which any Debtor is party or with respect to which any Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

     4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions hereof;

     5. decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving any Debtor that may be pending on the Effective Date;

     6. enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, Plan Supplement or the Disclosure Statement;

     7. resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

     8. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided herein;

     9. resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X hereof and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

     10. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     11. determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

     12. enter an order and/or final decree concluding the Chapter 11 Cases.

                                  ARTICLE XII.

                            MISCELLANEOUS PROVISIONS

A.   Effectuating Documents, Further Transactions and Corporation Action

     The Debtors and Reorganized Debtors are authorized to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions hereof and the securities issued pursuant hereto.

     Prior to, on or after the Effective Date (as appropriate), all matters provided for hereunder that would otherwise require approval of the shareholders or directors of the Debtors or Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable state general corporation law without any requirement of further action by the shareholders or directors of the Debtors or Reorganized Debtors.

B.   Dissolution of Committees

     Upon the entry of the Confirmation Order, the Creditors Committee and Equity Committee shall dissolve and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

C.   Payment of Statutory Fees

     All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on the earlier of when due or the Effective Date, or as soon thereafter as practicable, but prior to the closing of the Chapter 11 Cases, with respect to any such fees payable after the Effective Date.

D.   Letters of Credit

     The Debtors will cause each Letter of Credit that has not expired, been terminated, been replaced and terminated, or fully drawn on or before the Effective Date, to be replaced and terminated on the Effective Date, provided, however, that in the event any such Letter of Credit shall not have been so replaced and terminated on the Effective Date, the Debtors may at their option provide to the Agent cash collateral for each such Letter of Credit in an amount equal to 105% of the undrawn balance of such Letter of Credit as of the Effective Date.

E.   Modification of Plan

     Subject to the limitations contained in the Plan, (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtors or Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

F.   Revocation of Plan

     The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Person, (ii) prejudice in any manner the rights of such Debtor or any other Person, or (iii) constitute an admission of any sort by Debtor or any other Person.

G.   Successors and Assigns

     The rights, benefits and obligations of any Person or Entity named or referred to herein shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

H.   Reservation of Rights

     Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by a Debtor with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of a Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

I.   Section 1146 Exemption

     Pursuant to section 1146(c) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

J.   Further Assurances

     The Debtors, Reorganized Debtors, Releasees and all Holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

K.   Service of Documents

     Any pleading, notice or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be sent by first class U.S. mail, postage prepaid to:

                     Exide Technologies
                     210 Carnegie Center, Suite 500
                     Princeton, New Jersey 08540
                     Attn: Stuart H. Kupinsky, Executive Vice President,
                           General Counsel and Secretary

                     with copies to:

                     Kirkland & Ellis LLP
                     200 E. Randolph Drive
                     Chicago, Illinois 60601
                     Attn: Matthew N. Kleiman, Esq.
                           Ross M. Kwasteniet, Esq.

                     Pachulski, Stang, Ziehl, Young, Jones & Weintraub 919 North Market Street
                     P.O. Box 8705
                     Wilmington, Delaware 19899-8705
                     Attn: Laura Davis Jones, Esq.
                           James E. O'Neill, Esq.

L.   Filing of Additional Documents

     On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

                                                    Respectfully Submitted,


                                                    EXIDE TECHNOLOGIES


                                        ------------------------------

                                        By:
                                        Its:


                                                    EXIDE DELAWARE, L.L.C.


                                        ------------------------------

                                        By:
                                        Its:


                                                    EXIDE ILLINOIS, INC.


                                        ------------------------------

                                        By:
                                        Its:


                                                    RBD LIQUIDATION, L.L.C.


                                        ------------------------------

                                        By:
                                        Its:


                                                    DIXIE METALS COMPANY


                                        ------------------------------

                                        By:
                                        Its:


                                                    REFINED METALS CORPORATION


                                        ------------------------------

                                        By:
                                        Its: